CERTIFICATION OF PERIODIC REPORT

I, Ben E. Traub, Principal Executive Officer of Xerion EcoSolutions Group Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbannes-Oxley Act of 2002, 18 U.S.C. Section 1350, that;

     (1) the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and


     (2) information contained in the report fairly presents, in all material respects, the financial condition and results of operation of the company.


Dated: May 12, 2004



By:

/s/ Ben Traub
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Ben Traub, Principal Executive Officer